As filed with the Securities and Exchange Commission on February 1, 1996
                                       Registration No. 33-

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                Form S-8
                         REGISTRATION STATEMENT
                                 Under
                       THE SECURITIES ACT OF 1933

                        WINN-DIXIE STORES, INC.
         (Exact name of registrant as specified in its charter)

               Florida                                   59-0514290
          (State or other jurisdiction of              (I.R.S. Employer
          incorporation or organization)               Identification No.)

         5050 Edgewood Court, Jacksonville, Florida 32254-3699
          (Address of principal executive offices) (Zip Code)
  Registrant's telephone number, including area code:  (904) 783-5000

               WINN-DIXIE KEY EMPLOYEE STOCK OPTION PLAN
                        (Full title of the plan)

                          E. Ellis Zahra, Jr.
                   Vice President and General Counsel
                        Winn-Dixie Stores, Inc.
                       Box B, General Mail Center
                    Jacksonville, Florida 32203-0297
                             (904) 783-5000
       (Name, address and telephone number of agent for service)

                               Copies to:

                             John R. Byers
                 LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                           50 N. Laura Street
                               Suite 2800
                      Jacksonville, Florida 32202
                          ____________________
                    CALCULATION OF REGISTRATION FEE
_____________________________________________________________________________
                                      Proposed     Proposed
                                      Maximum      Maximum
                       Amount to      Offering     Aggregate     Amount of
 Title of Securities   be             Price Per    Offering      Registration
  to be Registered     Registered<F1> Share        Price         Fee
_____________________________________________________________________________
Common                 406,000      $22.4375<F2>  $9,109,625<F3> $3,141.25
Stock,$1.00            shares
par value

Common                 8,000        $27.9375<F2>    $223,500<F3>    $77.07
Stock,$1.00            shares
par value

Common                 566,000      $35.375<F4>  $20,022,250<F4> $6,904.22
Stock,$1.00            shares
par value
                     _________                  _____________   __________
TOTAL                  980,000                    $29,355,375   $10,122.54
                       shares
                     _________                  _____________   __________
____________________________________________________________________________

1 Plus such indeterminate number of additional shares as may become available for sale pursuant to the anti-dilution provisions of such Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests in the employee benefit plan described herein.
2 Calculated based upon the average exercise price at which such options may be exercised.
3 The registration fee for shares of Common Stock issuable upon exercise of outstanding options under the plan described herein was calculated pursuant to Rule 457(h) using the prices at which such options may be exercised.
4 Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c), using the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on January 25, 1996. These shares of Common Stock represent the shares issuable with respect to options that may be granted under the Plan.

     Pursuant to Rule 429, the prospectus which is a part of this Registration Statement is a combined prospectus in compliance with the undertakings contained in Registration Statement No. 33-50039. Pursuant to Rule 429(b), 578,000 shares are being carried forward from Registration Statement No. 33-50039 and in connection therewith a filing fee of $5,080.64 was previously paid for such 578,000 shares.

                           PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act of 1933") and the Note to Part I of Form S-8.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents heretofore filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act of 1934")
(Commission File Number 1-3657).

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 28, 1995.

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 20, 1995.

     (c) Description of the Registrant's Common Stock as set forth in the Registration Statement on Form 10 dated January
          18, 1952, as amended by that Form 8 filed on August 15, 1991.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such documents.

    Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.   Description of Securities.

          Not Applicable

Item 5.   Interests of Named Experts and Counsel.

          Not Applicable

Item 6.   Indemnification of Directors and Officers.

    Under the provisions of Section 607.0850, Florida Statutes, the Registrant is empowered generally to indemnify any officer or director against liability incurred in connection with any proceeding if such officer or director acted in good faith and in a manner such officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

    Article XIII of the Registrant's By-Laws provides for indemnification of directors, officers, employees and agents of the Registrant to the fullest extent permitted by law, subject to authorization in each specific case by majority vote of a quorum of the Registrant's disinterested directors or shareholders, or of a disinterested committee appointed by the Registrant's directors, or by independent legal counsel, upon a determination that the applicable standard of conduct prescribed by the Florida Statutes was met. Such indemnification may also be ordered by a court of competent jurisdiction upon application of the director, officer, employee or agent seeking such indemnification.

    Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933, may be permitted by the foregoing, or otherwise, the Registrant understands that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

    The Registrant maintains officers' and directors' indemnity insurance covering claims made against an officer or director for reason of actual or asserted wrongful act (meaning any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted).

Item 7.   Exemption from Registration Claimed.

          Not Applicable

Item 8.   Exhibits.

    Exhibits required to be filed with the Registration Statement are listed in the following Exhibit Index. Certain of such exhibits that have heretofore been filed with the Commission and that are designated by reference to their exhibit number in prior filings are hereby incorporated herein by reference and made a part hereof.

Item 9.   Undertakings.

    (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section
15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, a copy of the latest annual report to shareholders that is incorporated in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement for such indemnification, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 31st day of January, 1996.

                                        WINN-DIXIE STORES, INC.
                                             (Registrant)


                                        By:  A. Dano Davis
                                             A. Dano Davis
                                             Chairman of the Board

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    (Signature)                    (Title)             (Date)


A. Dano Davis            Chairman of the Board    January 31, 1996
A. Dano Davis             (Principal Executive
                          Officer) and Director

Richard P. McCook        Financial Vice President January 31, 1996
Richard P. McCook         (Principal financial
                          officer)


D. H. Bragin             Treasurer (Principal     January 31, 1996
D. H. Bragin              accounting officer)


Robert D. Davis          Director                 January 31, 1996
Robert D. Davis


T. Wayne Davis, Jr.      Director                 January 31, 1996
T. Wayne Davis, Jr.

    (Signature)               (Title)                  (Date)



Armando M. Codina        Director                 January 31, 1996
Armando M. Codina


Carleton T. Rider        Director                 January 31, 1996
Carleton T. Rider


James Kufeldt            President and            January 31, 1996
James Kufeldt             Director


Radford D. Lovett        Director                 January 31, 1996
Radford D. Lovett

Charles H. McKellar      Executive Vice President January 31, 1996
Charles H. McKellar       and Director


David F. Miller          Director                 January 31, 1996
David F. Miller


Charles P. Stephens      Director                 January 31, 1996
Charles P. Stephens


Julia B. North           Director                 January 31, 1996
Julia B. North

    The Plan. Pursuant to the requirements of the Securities Act of 1933, the Key Employee Stock Option Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 31, 1996.

                         WINN-DIXIE KEY EMPLOYEE STOCK OPTION PLAN


                         By:    A. Dano Davis
                         Name:  A. Dano Davis
                         Chairman, Key Employee Stock Option
                          Committee

                          EXHIBIT INDEX


Exhibit No.

4.1(a) Restated Articles of Incorporation as filed with the Secretary of State of Florida (incorporated by reference to Exhibit 3.1 to Form 10-K for the year ended June 30, 1993).

4.1(b)    Amendment to Restated Articles of Incorporation
          (incorporated by reference to Exhibit 3.1.1 to Form 10-K for the year ended June 30, 1993).

4.1(c)    Amendment to Restated Articles of Incorporation
          (incorporated by reference to Exhibit 3.1.2 to Form 10-Q for the quarter ended January 11, 1995).

4.2       Restated By-laws (incorporated by reference to
          Exhibit 3.2 to Form 10-K for the year ended June 28, 1995).

4.3 Winn-Dixie Key Employee Stock Option Plan, as amended to date.

5.        Opinion of Counsel

23.1      Consent of KPMG Peat Marwick L.L.P.

23.2      Consent of Counsel (included in Exhibit 5).

                           Exhibit 4.3




            WINN-DIXIE KEY EMPLOYEE STOCK OPTION PLAN

                      WINN-DIXIE STORES, INC.

                  Key Employee Stock Option Plan

                   (Effective January 24, 1990)
       (Revised June 22, 1992, effective June 1, 1992; and
        further Revised June 22, 1994, and July 25, 1994)

                         _______________

                            ARTICLE I.

                 Designation and Purpose of Plan

    The Plan shall be known as the "Winn-Dixie Key Employee Stock Option Plan". The purpose of the Plan is to promote in the Company's key employees additional incentive by inducing and enabling them to become part owners of the business or to increase their share of its ownership through the exercise of options granted pursuant to the Plan.

                           ARTICLE II.
                           Definitions

    The following words and phrases wherever used herein shall, unless the context otherwise indicates, have the following meanings:

    1. "Committee" shall mean a committee of at least two persons appointed by the Board of Directors of the Company each of whom shall be a director of the Company.

    2."Eligible Employee" shall mean any person who, at the time an option is granted hereunder, shall be a member of the Executive Committee of the Company, other than the Chairman of the Board, or is a Division President or Division Manager.

    3."Option" shall mean any Option granted or held pursuant to the provisions of the Plan. Options shall be evidenced by forms prescribed by the Committee.

    4. "Optionee" shall mean any person who at the time in question holds any Option which then remains unexercised in whole or in part and which has not expired or terminated.

    5. "Company" shall mean Winn-Dixie Stores, Inc. and "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

    6.    "Plan" shall mean this Winn-Dixie Key Employee Stock
    Option Plan.

    7. "Return on Capital" shall mean the percentage which the net earnings of the Company for a particular fiscal year bears to the average net shareholder equity for such fiscal year, in each case as reflected in the financial statements of the Company for such fiscal year as reported in the Company's Annual Report to its stockholders.

    8. "Stock" shall mean the Company's Common Stock, having a par value of $1.00 per share, as constituted on October 31, 1990, whether presently authorized and unissued or held in the Company's treasury, or hereafter reacquired by the Company.
    In the event that the Stock shall be split up, divided or otherwise reclassified into a greater number of shares of Stock or of any other class of Common Stock of the Company, the term "Stock" shall thereafter mean the Common Stock of the Company into which the shares of Stock were so split up, divided or otherwise reclassified; and the remaining number of shares of Stock which may thereafter be sold pursuant to the Plan and the remaining number of shares of Stock which may thereafter be purchased pursuant to the exercise of any Option then outstanding shall be correspondingly increased. In case any dividend payable in shares of Stock is paid to the holders of outstanding shares of Stock, the remaining number of shares of Stock which may thereafter be sold pursuant to the Plan and the remaining number of shares of Stock which may thereafter be purchased pursuant to the exercise of any Option then outstanding shall be increased by the percentage which the number of shares of Stock so paid as a dividend bears to the total number of shares of Stock outstanding immediately prior to the payment of such dividend; provided, however, that no such increase shall be made with respect to any dividend aggregating less than 20% of the total number of shares of Stock outstanding immediately prior to the payment thereof.


                          ARTICLE III.

                 Shares Available for Purchase

    Subject to the anti-dilution provisions contained in the definition of Stock in Article II hereof, except as provided in
Article VII hereof, the maximum number of shares of Stock which may be sold pursuant to the exercise of Options shall be 1,000,000. Except as provided in Article VII hereof, at no time shall there be Options outstanding for the purchase of more than 1,000,000 shares of Stock (subject to said anti-dilution provisions) less such number of shares as have previously been sold pursuant to the exercise of Options. If an Option shall for any reason terminate or expire, any shares of Stock covered by such Option immediately prior to its termination or expiration shall again become available for sale pursuant to the exercise of other Options granted or to be granted pursuant to the Plan.

    No Option granted pursuant to the Plan shall be exercisable, and no shares of Stock shall be sold or issued upon the exercise of any Option unless, at the time of such exercise, sale or issue, as the case may be, an exemption from registration of the shares of Stock under the Securities Act of 1933, as amended, shall be applicable with respect thereto in accordance with regulations duly promulgated by the Securities and Exchange Commission under said Act.

                          ARTICLE IV.

         Granting Expiration and Termination of Options

    The Committee shall, by a vote of a majority thereof, have the exclusive power to grant Options to purchase shares of Stock to Eligible Employees. Such Options may be granted at any time and from time to time to such Eligible Employees, for such number of shares as the Committee in its sole discretion deems advisable, but in no event more than one-half (1/2) of the shares available under the Plan from time to time to any single "Eligible Employee", presently a limit of 250,000 but increased to 500,000 if the increase in total number of shares available to 1,000,000 is approved by the shareholders on October 5, 1994. In all cases the option price per share shall be the fair market value of the Stock on the date on which the Option is granted (but not less than $1.00), and such Option shall be exercisable, subject to the provisions of Article V hereof, within the option period, at the end of which period it shall expire and become void to the extent that it then remains unexercised. The option period within which each Option granted hereunder shall be exercisable shall commence on such date as the Committee shall determine and shall end on December 31, 1996, as to Options granted prior to June 1, 1992; shall end on December 31, 1998, as to Options granted after June 1, 1992 and prior to May 31, 1994; and shall end not later than January 15th following the sixth fiscal year after the grant, in no event later than January 15, 2011, as to options granted after June 1, 1994.

    Subject to the provisions of Article V hereof, if the Optionee to whom an Option was originally granted shall cease to be employed by the Company for any reason other than death he may, within the three months next succeeding such cessation of employment (unless such Option shall sooner expire), exercise such Option to the extent that he was entitled to exercise it as of the date of such cessation, and at the expiration of such three months (unless it shall have sooner expired) such Option shall terminate and become void to the extent that it then remains unexercised. Leaves of absence may be granted to Optionees who are employees of the Company because of illness or for such other reasons as the Board of Directors may determine, without being considered a termination or cessation of employment.

    The Plan shall not confer upon any Eligible Employee or any Optionee any right with respect to continuance of employment by the Company, nor shall it interfere in any way with his right, or the Company's right, to terminate his employment at any time.

    In the event of the death, while in the employ of the Company, of an Optionee to whom an option was originally granted, such Option shall be exercisable (to the extent provided in Article V hereof) within one year of such date of death (unless it shall sooner expire), but only (a) by the person or persons to whom such Option shall pass by such Optionee's will or the laws of descent and distribution, and (b) if and to the extent that he was entitled to exercise such Option at the date of his death. At the end of such one year period the Option (unless it shall have sooner expired) shall terminate and become void to the extent that it then remains unexercised.


                           ARTICLE V.

                      Exercise of Options

    Each Option granted pursuant to the Plan shall become exercisable on and after such date as the Committee shall determine, to the extent of 50% of the shares of Stock covered thereby at any time after the end of a fiscal year of the Company for which the Company earned a Return on Capital of 20% or more, if such Option was outstanding throughout such fiscal year. Each such Option shall become exercisable as to the remaining 50% of the shares of Stock covered thereby at any time after the end of the second consecutive fiscal year of the Company in each of which two consecutive fiscal years the Company earned a Return on Capital of 20% or more, if such Option was outstanding throughout such period of two consecutive years.

    Subject to the preceding paragraph and to the provisions of the second paragraph of Article III hereof, any Optionee shall have the right to exercise his Option in whole at any time or in part from time to time (provided that each exercise shall be for 1,000 shares of Common Stock of the Company, as constituted at the date of such exercise, or any multiple thereof) by submitting written notice thereof to the Company or its duly authorized agent or representative, on such form or forms as may be provided by the Company, accompanied by payment in full, in cash, for the shares to be purchased.


                          ARTICLE VI.

                      Rights of Optionees

    An Optionee shall not have any rights as a stockholder of the Company by virtue of any Option until the date of issue of the certificate or certificates for the shares of Stock purchased by him pursuant to its exercise.

    No Option or any right thereunder of an Optionee to purchase shares of Stock pursuant to the Plan may be sold, pledged, assigned or transferred by him otherwise than by will or the laws of descent and distribution, and such Option shall be exercisable, during his lifetime, only by him.


                          ARTICLE VII.

            Effectiveness, Interpretation, Amendment,Suspension
                   and Termination of the Plan


    The effectiveness of this Plan is subject to the condition that it shall have been approved by the Shareholders of the Company within twelve months after its adoption. Unless such approval by the Shareholders shall have been obtained, this Plan and any Option granted pursuant thereto shall be null and void and without effect.

    Determinations of the Committee as to any question which may arise with respect to the interpretation or administration of any provisions of the Plan shall be final unless otherwise determined by the Board of Directors of the Company. The Committee may prescribe administrative rules under the Plan and may in its discretion appoint an independent agent to act as Option Agent for Options granted pursuant to the Plan and may empower such Option Agent to handle any or all administrative matters with regard to Options granted by the Committee.

    The Company shall have the power at any time to add to, amend or repeal any of the provisions of the Plan, to suspend the operation of the entire Plan or of any provision or provisions thereof for any period or periods or to terminate the Plan in whole or in part, provided, however, that no such addition, amendment, repeal, suspension or termination shall in any way affect the rights of the holders of outstanding Options to purchase shares of Stock in accordance with the provisions hereof.

    Unless authorized or ratified by the holders of a majority of the shares of Common Stock of the Company present or represented at a meeting thereof at which a quorum shall be present, no amendment to the Plan shall become effective which shall (1) increase the aggregate number of shares of Stock available under the Plan, (2) permit the granting of Options to persons other than Eligible Employees, (3) decrease the minimum option price, or (4) extend the maximum period within which an Option may be exercisable to any date later than December 31, 1996, as to Options granted prior to June 1, 1992, or later than December 31, 1998, as to Options granted after June 1, 1992 but prior to May 31, 1994 and shall end not later than January 15th following the sixth fiscal year after the grant, in no event later than January 15, 2011, as to options granted after June 1, 1994.


                          ARTICLE VIII.
         Stock Not Registered, Disclosure Requirement,
                   Legending of Certificates

    Since all of the Eligible Employees are directors and/or executive officers of the Company, they are "accredited investors" within the meaning of Rule 501(a)(4) of Regulation D promulgated under the Securities Act of 1933, as amended. Shares of Stock covered by Options under the Plan will be sold in accordance with Rule 506 of such Regulation D, and such sales shall therefore be deemed to be transactions not involving any public offering within the meaning of Section 4(2) of such Act.

    The Committee, prior to the time of each sale of Stock pursuant to the exercise of an Option granted under the Plan, shall provide the purchaser with written disclosure that the shares of Stock so to be purchased have not been registered under the Securities Act of 1933, as amended, and, therefore, cannot be resold unless they are registered under such Act or unless an exemption from registration is available.

    Each certificate evidencing shares of Stock sold pursuant to the exercise of an Option granted under the Plan shall bear the following legend:

    "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, and, therefore, cannot be resold unless they are registered under such Act or unless an exemption from registration is available."

                            Exhibit 5


                        OPINION OF COUNSEL

             LeBOEUF, LAMB, GREENE & MACRAE, L.L.P.
                       50 N. Laura Street
                           Suite 2800
                     Jacksonville, FL 32202



                        January 31, 1996


Winn-Dixie Stores, Inc.
5050 Edgewood Court
Jacksonville, FL 32254

  Re:  Winn-Dixie Key Employee Stock Option Plan -
       Registration Statement on Form S-8

Ladies and Gentlemen:

  We are special counsel to Winn-Dixie Stores, Inc., a Florida corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and sale of 980,000 shares of the Company's common stock, par value $1.00 per share (the "Common Shares"), pursuant to the Winn-Dixie Key Employee Stock Option Plan (the "Plan").

  In rendering this opinion, we have examined: (a) the Registration Statement; (b) the Company's prospectus, dated February 1, 1996; (c) a copy of the Company's articles of incorporation and all amendments thereto; (d) a copy of the Company's by-laws; and
(e) a record of the proceedings of the Company relating to the authorization of the issuance and delivery of the Common Shares.
We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed, without inquiry, the authenticity of all documents submitted to us as originals, the genuiness of all signatures, the legal capacity of all natural persons and the conformity with authentic original documents of any copies thereof submitted to us for our examination.

  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

  1. The Company has been incorporated under the laws of Florida and the Company's status is active. In rendering this opinion we have relied solely upon the Florida Department of State's certificate of status for the Company dated January 25, 1996 and Section 607.0203 of the Florida Business Corporation Act, which states that the Florida Department of State's filing of the Company's articles of incorporation satisfies all conditions precedent to incorporation.

  2. The Common Shares will be legally issued, fully paid and nonassessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Common Shares shall have been issued and sold in the manner contemplated by the Plan; and (iii) certificates representing the Common Shares shall have been executed, countersigned and registered and delivered to the purchasers thereof against payment of the agreed consideration therefor.

  We express no opinion as to the application of the securities or "Blue Sky" laws of the various states to the sale of the Common Shares.

  The opinions rendered herein are limited to the law of the State of Florida and the Federal law of the United States.

  This opinion is being delivered in connection with the Registration Statement and, accordingly, may not be used for any other purpose without our prior written consent. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law that may hereafter occur.

  We hereby consent to the use of our name in the Registration Statement as counsel who will pass upon the legality of the Common Shares for the Company and as having prepared this opinion, and to the use of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name as special counsel for the Company and to any references to this firm in the prospectus that constitutes part of the Registration Statement.

  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                Very truly yours,


                                LeBOEUF, LAMB, GREENE & MACRAE
                                     L.L.P.

                             Exhibit 23


                          AUDITORS' CONSENT

                          AUDITOR'S CONSENT


The Shareholders and the Board of Directors
  Winn-Dixie Stores, Inc.


  We consent to the incorporation by reference in this Registration Statement on Form S-8 of Winn-Dixie Stores, Inc., and in the Prospectus which is a part hereof, of our reports dated July 31, 1995, relating to the consolidated balance sheets of Winn-Dixie Stores, Inc., and subsidiaries as of June 28, 1995, and June 29, 1994, and the related consolidated statements of earnings, shareholders' equity and cash flows and related financial statement schedules for each of the years in the three-year period ended June 28, 1995, which reports appear in the June 28, 1995, annual report on Form 10-K of Winn-Dixie Stores, Inc.



                                     KPMG PEAT MARWICK, L.L.P.
                                     Certified Public Accountants



Jacksonville, Florida
January 31, 1996
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